UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 16, 2022

Commission file # 333-219148

VIVIC CORP.

 (Exact name of registrant as specified in its charter)

Nevada	7999	98-1353606
State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Suite B450, 187 E. Warm Springs Road,

Las Vegas, Nevada 89119

Tel: 702-899-0818

(Address and telephone number of registrant's executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

The following previously announced proposed agreements have been terminated for the reasons set forth below:

Target: Smart Electric Quanzhou Taiwanese Investment Zone Management Committee
Contract: Entered in MOU on September 13, 2013

Reason for Termination: Agreement expired and parties cannot come to agreeable terms.

Target: Kaisa Prosperity Holdings Ltd.
Contract: Entered in Strategic Collaboration Agreement on July 11, 2019
Reason for Termination: Agreement expired and parties cannot come to agreeable terms.

Target: Golden Gate Qingmaio Scientific Contract: Entered in Cooperation Agreement on January 23, 2019
Reason for Termination: Agreement expired and parties cannot come to agreeable terms.

Target: Golden Gate University
Contract: Entered in Technical Cooperation Agreement on January 23, 2019
Reason for Termination: Agreement expired and parties cannot come to agreeable terms.

In 2021, we have dissolved the following subsidiary companies in China:

Vivic Corporation (Fujian) Co., Limited,

Guangzhou Khashing Yacht Company Limited,

Khashing Yachts Industry (Hainan) Limited, and

Shenzhen Cheng Tou Yacht Development Co., Ltd

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVIC CORP.

/s/ Shang-Chiai Kung

___________________

By: Shang-Chiai Kung

Chief Executive Officer

March 16, 2022